Exhibit 99.1

 BioScrip Reports First Quarter 2018 Financial Results

DENVER, CO, May 10, 2018 – BioScrip, Inc. (NASDAQ: BIOS) ("BioScrip" or the "Company"), the largest independent national provider of infusion and home care management solutions, today announced its first quarter 2018 financial results.

First Quarter 2018 Highlights

•	Net revenue of $168.6 million, including core product mix of 75.4%, compared to 71.9% in the prior year quarter, including the impact of the implementation of ASC 606* in the first quarter of 2018, which resulted in the recognition of amounts previously reported as bad debt expense as a reduction to revenue

•	Net revenues, primarily for antibiotics therapies that carry higher than average gross profit margins, were negatively impacted by an estimated $2.5 million during the first quarter of 2018, due to temporary closures of the Company’s branches resulting from inclement winter weather

•	Cost of revenue for the quarter included additional product acquisition and delivery costs of approximately $1.0 million related to temporary product shortages

•	Net loss from continuing operations of $13.0 million, a $6.4 million improvement compared to the prior year quarter

•	Adjusted EBITDA of $5.6 million, 16% above the prior year quarter, driven by a 530 basis point improvement in gross profit margin and a $3.6 million reduction in operating expenses, compared to the prior year quarter reflecting ASC 606 pro forma adjustments

•	Net cash used in operating activities of $5.2 million, reflecting $8.9 million of operational and working capital improvements over the prior year quarter, and $15.9 million of interest payments, including a bi-annual bond interest payment of $8.8 million

•	Liquidity of $40.4 million at March 31, 2018, consisting of $30.4 million of cash and equivalents and $10.0 million of senior credit facility availability, compared to $16.0 million at March 31, 2017

“BioScrip’s first quarter adjusted EBITDA increased 16% year over year, as we continued to execute successfully on our turnaround strategy. Our teammates navigated significant weather-related branch closures and temporary product shortages, which resulted in lower revenue and increased cost of revenue during the quarter,” said Daniel E. Greenleaf, President and Chief Executive Officer. “We also made important investments in our field force, managed care team, and other strategic initiatives, as we continue to position our business for growth and further earnings expansion. We look forward to accelerating core revenue and gross profit margin expansion as we proceed into the seasonally stronger second half of the year. We remain as enthusiastic as ever about BioScrip’s unique position as the only independent national home infusion pure play, and are reaffirming our 2018 adjusted EBITDA guidance of between $54 million and $58 million, and updating our 2018 revenue guidance to between $688 million and $698 million, which was only adjusted for the implementation of ASC 606*.”

* Implementation of ASC 606 during the first quarter of 2018 resulted in the recognition of amounts previously recorded as bad debt expense as a reduction to revenue. The impact of the change in accounting principle reduced both revenue and bad debt expense by $5.5 million during the quarter. The implementation of ASC 606 did not impact operating income or Adjusted EBITDA during the first quarter of 2018, and will not impact operating income or Adjusted EBITDA on a go-forward basis. The implementation of ASC 606 also resulted in a reduction of our 2018 revenue guidance by approximately $22 million, but did not impact 2018 Adjusted EBITDA guidance.

Conference Call and Presentation

BioScrip will host a conference call and live webcast on May 10, 2018, at 9:00 a.m. Eastern Time, to discuss its first quarter 2018 financial results. Interested parties may participate by dialing 877-423-9820 (US) or by accessing a link under the "Investors" section on the Company's website at www.bioscrip.com.

An audio webcast and archive will be available within two hours of the call’s completion under the “Investors" section of the Company's website.

About BioScrip, Inc.

BioScrip, Inc. is the largest independent national provider of infusion and home care management solutions, with approximately 2,200 teammates and nearly 80 service locations across the U.S. BioScrip partners with physicians, hospital systems, payors, pharmaceutical manufacturers and skilled nursing facilities to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Investor Contacts

Stephen Deitsch	Kalle Ahl, CFA
Chief Financial Officer & Treasurer	The Equity Group
T: (720) 697-5200	T: (212) 836-9614
stephen.deitsch@bioscrip.com	kahl@equityny.com

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements regarding guidance, projections of certain measures of the Company's results of operations, projections of future levels of certain charges and expenses incremental cost structure improvements and other statements regarding the Company's financial improvement plan and strategy and anticipated effects of the Cures Act. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from those in the forward-looking statement include but are not limited to risks associated with: the Company’s ability to make principal and interest payments on our debt and unsecured notes and satisfy the other covenants contained in its debt agreements; the Company’s ability to grow its core Infusion revenues; the Company's ability to continue to execute its financial improvement plan to reduce operating costs and focus its business on its Infusion Services segment; the Company’s ability to evaluate opportunities for improvement and implement solutions as part of its strategic review process; the success of the Company’s initiatives to mitigate the impact of the Cures Act on its business; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of BioScrip’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

Schedule 1

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$30,352	$39,457
Restricted cash	4,950	4,950
Receivables, less allowance for doubtful accounts of $37,912 as of December 31, 2017	88,185	85,522
Inventory	41,549	38,044
Deferred taxes	1,066	1,098
Prepaid expenses and other current assets	9,848	18,620
Total current assets	175,950	187,691
Property and equipment, net	24,971	26,973
Goodwill	367,198	367,198
Intangible assets, net	16,681	19,114
Other non-current assets	2,082	2,116
Total assets	$586,882	$603,092
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Current portion of long-term debt	$1,055	$1,722
Accounts payable	68,835	65,963
Amounts due to plan sponsors	3,652	4,621
Accrued interest	2,219	6,706
Accrued expenses and other current liabilities	27,933	26,118
Total current liabilities	103,694	105,130
Long-term debt, net of current portion	480,382	478,866
Other non-current liabilities	18,282	21,769
Total liabilities	602,358	605,765

Series A convertible preferred stock, $.0001 par value; 825,000 shares authorized;
21,643 and 21,645 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively; and $2,998 and $2,916 liquidation preference as of March 31, 2018 and December 31, 2017, respectively	2,923	2,827
Series C convertible preferred stock, $.0001 par value; 625,000 shares authorized;
614,177 shares issued and outstanding; and $86,952 and $84,555 liquidation
preference as of March 31, 2018 and December 31, 2017, respectively.	81,813	79,252
Stockholders' (deficit) equity
Preferred stock, $.0001 par value; 5,000,000 shares authorized; no shares issued and
outstanding as of March 31, 2018 and December 31, 2017, respectively	-	-
Common stock, $.0001 par value; 250,000,000 shares authorized; 127,793,785 and 127,634,012
shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	13	13
Treasury stock, 96,467 and 5,106 shares outstanding, at cost as of March 31, 2018 and
December 31, 2017, respectively.	(354)	(16)
Additional paid-in capital	622,657	624,762
Accumulated deficit	(722,528)	(709,511)
Total stockholders' deficit	(100,212)	(84,752)
Total liabilities and stockholders' deficit	$586,882	$603,092

Schedule 2

BIOSCRIP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarters Ended March 31,
	2018	2017

Net revenue	$168,584	$217,810
Cost of revenue (excluding depreciation expense)	113,536	152,936
Gross profit	55,048	64,874
% of revenues	32.7%	29.8%

Other operating expenses	39,299	44,319
Bad debt expense	-	7,042
General and administrative expenses	10,669	9,266
Restructuring, acquisition, integration, and other expenses, net	1,882	3,223
Change in fair value of equity linked liabilities	(3,439)	-
Depreciation and amortization expense	6,486	7,165
Interest expense	13,395	12,659
Gain on dispositions	(305)	-
Loss from continuing operations, before income taxes	(12,939)	(18,800)
Income tax expense	48	619
Loss from continuing operations, net of income taxes	(12,987)	(19,419)
Loss from discontinued operations, net of income taxes	(30)	(299)
Net loss	$(13,017)	$(19,718)
Accrued dividends on preferred stock	(2,481)	(2,214)
Deemed dividend on preferred stock	(176)	(174)
Loss attributable to common stockholders	$(15,674)	$(22,106)

Denominator - Basic and Diluted:
Weighted average number of common shares outstanding	127,772	118,783

Loss from continuing operations, basic and diluted	$(0.12)	$(0.18)
Income from discontinued operations, basic and diluted	-	-
Loss per common share, basic and diluted	$(0.12)	$(0.18)

Schedule 3

BIOSCRIP, INC. AND SUBSIDIARIES

 QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(in thousands)

	Three Months Ended
	3/31/2018	3/31/2017

Loss from continuing operations, net of income taxes	(12,987)	(19,419)

Interest expense	(13,395)	(12,659)
Gain on dispositions	305	-
Income tax expense	(48)	(619)
Depreciation and amortization expense	(6,486)	(7,165)
Stock-based compensation expense	(556)	(594)
Change in fair value of equity linked liabilities	3,439	-
Restructuring, acquisition, integration, and other expenses, net (1)	(1,882)	(3,223)
Consolidated Adjusted EBITDA	$5,636	$4,841

(1) Restructuring, acquisition, integration and other expenses, net include costs associated with restructuring, acquisition, and integration initiatives such as employee severance costs, certain legal and professional fees, redundant wage costs, impacts recorded from the change in contingent consideration obligations, and other costs related to contract terminations and closed locations.

        Schedule 4

BIOSCRIP, INC AND SUBSIDIARIES

CONSOLIDATED CONDENSED CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	3/31/2018	3/31/2017
Cash flows from operating activities:
Net loss	$(13,017)	$(19,718)
Less: Loss from discontinued operations, net of income taxes	(30)	(299)
Loss from continuing operations, net of income taxes	(12,987)	(19,419)
Adjustments to reconcile net loss from continuing operations, net of income taxes to net cash used in operating activities:
Depreciation and amortization	6,486	7,165
Amortization of deferred financing costs and debt discount	2,023	1,318
Change in fair value of equity linked liabilities	(3,439)	-
Change in deferred income tax	31	619
Compensation under stock-based compensation plans	556	521
Gain on dispositions	(305)	-
Changes in assets and liabilities:
Receivables	(2,663)	2,210
Inventory	(3,505)	5,616
Prepaid expenses and other assets	8,807	3,601
Accounts payable	2,872	(10,936)
Amounts due to plan sponsors	(969)	645
Accrued interest	(4,487)	(1,157)
Accrued expenses and other liabilities	2,418	(917)
Net cash used in operating activities from continuing operations	(5,162)	(10,734)
Net cash used in operating activities from discontinued operations	(30)	(299)
Net cash used in operating activities	(5,192)	(11,033)
Cash flows from investing activities:
Purchases of property and equipment	(2,646)	(1,684)
Net cash used in investing activities	(2,646)	(1,684)
Cash flows from financing activities:
Proceeds from priming credit agreement, net	-	23,060
Proceeds from private issuances, net	-	5,052
Borrowings on revolving credit facility	-	563
Repayments on revolving credit facility	-	(1,000)
Principal payments of long-term debt	-	(3,137)
Repayments of capital leases	(967)	(238)
Net activity from exercises of employee stock awards	(300)	(51)
Net cash (used in) provided by financing activities	(1,267)	24,249
Net change in cash and cash equivalents	(9,105)	11,532
Cash, cash equivalents, and restricted cash - beginning of period	44,407	9,569
Cash, cash equivalents, and restricted cash - end of period	$35,302	$21,101

 Schedule 5

BIOSCRIP, INC AND SUBSIDIARIES

 FULL YEAR 2018 GUIDANCE

(dollars and shares in millions)

	Low End	High End
	of Range	of Range

Revenues	$688.0	$698.0

Loss from continuing operations, net of income tax	(51.9)	(43.4)

Stock Compensation	5.4	4.9
Depreciation & Amortization	27.0	26.0
Interest Expense, net	55.0	54.0
Restructuring Costs	6.0	5.0
Income Tax Expense	2.0	1.0
Preferred Stock Dividends	10.5	10.5
Adjusted EBITDA	$54.0	$58.0
Adjusted EBITDA Margin	7.8%	8.3%

Diluted Loss Per Common Share	$(0.41)	$(0.34)

Weighted-Average Diluted Shares	128.0	128.0